Exhibit 99.1

Park City Group Reports Fiscal First Quarter 2016 Results

ReposiTrak Subscription Revenue Grew Over 300%
Added 940 New Connections, Total Connections Reach 3,500
Now Onboarding Supplier Connections for 15 Hubs, Up From Five a Year Ago

SALT LAKE CITY, UT – November 9, 2015 – Park City Group (NASDAQ: PCYG), a cloud-based software company that uses big data management to help retailers and their suppliers ‘sell more, stock less and see everything’, today announced results for its fiscal first quarter ended September 30, 2015.

Strategic and Financial Highlights:

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Total non-GAAP pro forma revenue grew 10%, on plan for 30% growth for the year  – “Led by a 300%-plus increase in subscription revenue for ReposiTrak, we achieved solid revenue growth in the first quarter on a pro forma basis,” said Randall K. Fields, Park City Group’s Chairman and CEO. “We anticipate accelerated growth in the coming quarters and are confident that we are on plan for nearly 30% growth in pro forma revenues, a substantial acceleration from 18% last year. Going forward we anticipate both high rates of growth and significant profitability.”  Pro-forma financial results reflect the elimination of fees paid to Park City Group by ReposiTrak recorded in the comparable period in 2014, and the recognition of revenue from ReposiTrak in each of the reporting periods.

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ReposiTrak on plan to accelerate growth with expanded pipeline – “We added 940 supplier connections in the first quarter and now have approximately 3,500. We now have 15 Hubs up from five a year ago, and we expect to announce more Hubs shortly. We have learned a great deal since adding our first Hub and continue to focus on improving scalability,” said Mr. Fields. “A larger pipeline and improved processes will drive continued acceleration in connection and revenue growth, and we expect continued growth in new connections for the next several years.”

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Moving aggressively to deploy new portal and application strategy – “We have launched our new portal strategy ahead of plan and already have multiple wins. The portal takes ReposiTrak’s large customer base and scalable business model and combines it with PCG’s broad supply chain offering to make our promise of “sell more, stock less, and see everything” available to a significantly larger customer base. We anticipate much wider adoption and believe this is the most important development for the Company in years as it will rapidly blur the lines between the two businesses,” said Mr. Fields.

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Supply Chain service growth poised to accelerate – “We anticipate that the adoption of our portal strategy will transform our core PCG supply chain business because it will allow customers to deploy our technology and services more rapidly, with more flexibility, and with far greater scale than ever before. The portal is generating interest from our largest existing and prospective customers for much larger engagements than we have done historically,” said Mr. Fields.

Fiscal First Quarter Results: For the first quarter ended September 30, 2015, the Company reported total revenue of $3.1 million, a 7% decline from $3.3 million a year ago, and a 10% increase from $2.8 million a year ago on a pro forma basis.  We believe a pro forma comparison is more appropriate as it allows for a more accurate comparison of financial results reflecting the acquisition of ReposiTrak. Total operating expenses during the quarter were $3.5 million, a 6% decrease from $3.8 million a year ago on a reported basis, and a 9% decline from $3.9 million on a pro forma basis. Lower operating expenses primarily resulted from declines in cost of services and general and administrative expenses, offset by a more modest increase in sales and marketing expenses associated with ReposiTrak. GAAP net loss per share to common shareholders was ($0.03), as compared to ($0.03) in the prior year on a reported basis, and ($0.07) on a pro forma basis. Non-GAAP net loss per share to common shareholders was ($0.02), compared to $0.01 in the prior year on a reported basis, and a net loss per share of ($0.03) on a pro forma basis. The Company ended the fiscal first quarter 2016 with $11.2 million in cash and equivalents, up from $3.3 million a year ago.

ReposiTrak® highlights: Highlights of Park City Group’s ReposiTrak subsidiary, the leading provider of Compliance Management and Track & Trace solutions for food safety, include:

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Food Safety Modernization Act (FSMA) finalization an increasing catalyst for growth – “Recent high profile criminal prosecutions are driving awareness and creating a growing sense of urgency about food safety compliance. Our industry partners are raising their memberships’ awareness of the risks associated with non-compliance. As the industry buzz about ReposiTrak’s proven efficacy increases, we are fielding more incoming calls inquiring about using ReposiTrak,” said Mr. Fields.

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ReposiTrak on plan to end fiscal 2016 with 8,500 supplier connections – “To achieve our primary goal of flawless execution, we are continually implementing process changes that should reduce the time it takes us to set up a hub, establish connections with its suppliers, and bring its supply chain into compliance,” said Mr. Fields. “Net additions may vary from quarter-to-quarter, but the overall pace of connections is on plan and should continue to accelerate, and we remain confident in adding 6,000 new connections for the year and ending the year with a larger pipeline than we have currently.”

•
Portal applications enhancing value proposition to Hubs and suppliers – Customer interest in our new portal strategy has exceeded our expectations. We anticipate a rapid adoption of the portal and its first application; a tool for screening all of a Hub’s new vendors. Next up is the ReposiTrak Marketplace, which will provide wholesalers and retailers with a place to find ReposiTrak compliant suppliers. We expect to introduce several other food safety and supply chain applications over the next year,” said Mr. Fields. “This portal strategy will rapidly converge our two businesses allowing easier implementation and driving higher customer value.”

Specific disclosure relating to the acquisition of ReposiTrak, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-Q for the quarter ended September 30, 2015 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company’s Form 10-Q and other reports, including the risk factors contained in the Form 10-Q.

The Company will host a conference call at 4:15 P.M. Eastern today, November 9, 2015 to discuss the results. Investors and interested parties may participate in the call by dialing 888-428-9480and referring to Conference ID: 8933640. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.

About Park City Group

Park City Group (PCYG) is a Software-as-a-Service ("SaaS") provider that brings unique visibility to the consumer goods supply chain, delivering actionable information to ensure products are available when and where consumers demand them, helping retailers and suppliers to ‘Sell More, Stock Less, and See Everything’.  Park City Group’s technology also assists all participants in the food and drug supply chains to comply with food and drug safety regulations through the Company’s ReposiTrak subsidiary. More information is available at www.parkcitygroup.com and www.repositrak.com.

Non-GAAP Financial Measures and Pro-Forma Results

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

In addition to reporting financial measures on a GAAP and non-GAAP basis, management has elected to disclose certain financial measures on a pro-forma basis because it believes this pro-forma comparison is more appropriate to its current accounting treatment for the business. The pro-forma financial results of the Company presented in this release reflect the elimination of Park City Group’s historical accounting treatment of ReposiTrak as a customer of the Company and present the Company’s prior financial results as if ReposiTrak were a wholly-owned subsidiary of the Company.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Jeff Elliott
Three Part Advisors, LLC
972-423-7070

Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Park City Group, Inc.
INCOME STATEMENT

FY ENDS June	"AS REPORTED" 3 Months Ended 9/30/2015	9/30/2014	% Change	"PRO FORMA" for RepositTrak Acquisition 3 Months Ended 9/30/2015	9/30/2014	% Change
Total Revenues	**$ 3,098,631**	**$ 3,333,519**	**(7%)**	**$ 3,098,631**	**$ 2,826,813**	**10%**
Operating Expenses						
Cost of Services	1,174,546	1,348,379	(13%)	1,174,546	1,348,379	(13%)
Sales and Marketing	1,442,572	1,337,435	8%	1,442,572	1,404,850	3%
General and Administrative	777,330	894,972	(13%)	777,330	933,175	(17%)
Depreciation and Amortization	129,098	187,395	(31%)	129,098	187,395	(31%)
Total Operating Expenses	3,523,546	3,768,181	(6%)	3,523,546	3,873,799	(9%)
Income (Loss) from Operations	**(424,915)**	**(434,662)**	**(2%)**	**(424,915)**	**(1,046,986)**	**(59%)**
Other Income (Expenses)						
Interest Income (Expenses)	17,623	58,599	(70%)	17,623	(2,848)	(719%)
Income (Loss) Before Taxes	(407,292)	(376,063)	8%	(407,292)	(1,049,834)	(61%)
(Provision) Benefit for Taxes	-	-	-	-	-	-
Net Income (Loss)	**(407,292)**	**(376,063)**	**8%**	**(407,292)**	**(1,049,834)**	**(61%)**
Dividends on Preferred Stock	(199,388)	(154,473)	29%	(199,388)	(154,473)	29%
Net Income (Loss) to Common Shareholders	**$ (606,680)**	**$ (530,536)**	**14%**	**$ (606,680)**	**$ (1,204,307)**	**(50%)**
GAAP EPS	**$ (0.03)**	**$ (0.03)**	**3%**	**$ (0.03)**	**$ (0.07)**	**(52%)**
Weighted Average Shares Outstanding	19,042,000	17,088,000	11%	19,042,000	17,961,000	6%

Park City Group, Inc.
RECONCILIATION OF NON-GAAP ITEMS

FY ENDS June	"AS REPORTED" 3 Months Ended 9/30/2015	9/30/2014	% Change	"PRO FORMA" for RepositTrak Acquisition 3 Months Ended 9/30/2015	9/30/2014	% Change
Net Income (Loss)	$ (407,292)	$ (376,063)	8%	$ (407,292)	$ (1,049,834)	(61%)
Adjustments:						
Depreciation and Amortization	129,098	187,395	(31%)	129,098	187,395	(31%)
Bad Debt Expense	33,576	7,033	377%	33,576	7,033	377%
Interest Income (Expenses)	(17,623)	(58,599)	(70%)	(17,623)	2,848	(719%)
Stock Compensation Expense	261,833	543,972	(52%)	261,833	543,972	(52%)
Adjusted EBITDA	**$ (408)**	**$ 303,738**	**(100%)**	**$ (408)**	**$ (308,586)**	**NM**
Net Income (Loss)	$ (407,292)	$ (376,063)	8%	$ (407,292)	$ (1,049,834)	(61%)
Adjustments:						
Stock Compensation Expense	261,833	543,972	(52%)	261,833	543,972	(52%)
Acquisition Related Amortization	32,850	105,579		32,850	138,429	
Adjusted non-GAAP Net Income (Loss)	(112,609)	273,488	NM	(112,609)	(367,433)	(69%)
Dividends on Preferred Stock	(199,388)	(154,473)	29%	(199,388)	(154,473)	29%
Adjusted non-GAAP Net Income (Loss) to Common Shareholders	$ (311,997)	$ 119,015	NM	$ (311,997)	$ (521,906)	(40%)
Adjusted Non-GAAP EPS	**$ (0.02)**	**$ 0.01**	**NM**	**$ (0.02)**	**$ (0.03)**	**(44%)**
Weighted Average Shares Outstanding	19,042,000	17,088,000	11%	19,042,000	17,961,000	6%

Park City Group, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS

	3 Months Ended	
FY ENDS June	**9/30/15**	**9/30/14**
Cash Flows From Operating Activities:		
Net Income (Loss)	$ (407,292)	$ (376,063)
Adjustments to Reconcile Net Income (Loss), in Operating Activities:		
Depreciation and Amortization	129,098	187,395
Stock Compensation Expense	261,833	543,972
Bad Debt Expense	33,576	7,033
Decrease (Increase) in Trade Receivables	(192,273)	215,742
Decrease (Increase) in Prepaid Expenses and Other Assets	(3,726)	(135,416)
Increase (Decrease) in Accounts Payable	178,505	167,123
Increase (Decrease) in Accrued Liabilities	(51,968)	(34,778)
Increase (Decrease) in Deferred Revenue	(99,057)	(86,577)
Net Cash From (Used In) Operating Activities	**(151,304)**	**488,431**
Cash Flows From Investing Activities:		
Sale (Purchase) of Property and Equipment	(18,586)	(8,997)
Cash Received (Advanced) on Notes Receivable	-	(400,000)
Purchase of Marketable Securities	(4,639,036)	-
Net Cash From (Used In) Investing Activities	**(4,657,622)**	**(408,997)**
Cash Flows From Financing Activities:		
Proceeds from Employee Stock Plans	98,976	98,414
Proceeds from Issuance of Notes Payable	-	8,213
Dividends Paid	(2,644)	(154,473)
Payments on Notes Payable and Capital Leases	(55,894)	(106,198)
Net Cash From (Used In) Financing Activities	**40,438**	**(154,044)**
Net Increase (Decrease) in Cash	**(4,768,488)**	**(74,610)**
Cash at Beginning of Period	11,325,572	3,352,559
Cash at End of Period	**$ 6,557,084**	**$ 3,277,949**